EXHIBIT 23(j)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Post-Effective Amendment Number 27 to the Registration Statement (Form N-1A No. 33-40771) of Comstock Funds, Inc. of our report dated June 19, 2008 included in the 2008 annual report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 25, 2008